EXHIBIT 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

In connection with the Registration Statement on Form S-1 of PEDEVCO CORP., Registration No. 333-184346, as amended (the "Registration Statement"), we hereby consent to the references in the Registration Statement (and any amendments thereto) of our audit report, dated December 5, 2012, as revised January 10, 2013 and February 4, 2013, of the proved oil and natural gas reserves estimates and future net revenue of White Hawk Petroleum, LLC at December 31, 2010, December 31, 2011, and March 31, 2012 and to the inclusion of such audit report in the Registration Statement as Exhibit 99.4. We also consent to all references to us that are contained in the Registration Statement (and any amendments thereto), including in the prospectus under the heading "Experts."

South Texas Reservoir Alliance LLC
State of Texas Registration No. F-13460

	By:	/s/ Sean Fitzgerald
Name: Sean Fitzgerald
Title: Manager, South Texas Reservoir Alliance LLC

South Texas Reservoir Alliance LLC
1416 Campbell Rd., Bldg. B, Ste. 204
Houston, TX 77055
February 4, 2013